UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

ProLung, Inc.
(Name of Registrant as Specified in Its Charter)

Steven C. Eror Richard Serbin Michael N. Christiansen Todd M. Morgan Eric M. Sokol Ron Dunford Brian W. Loveridge Don A. Patterson
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Steven C. Eror, together with the other participants named herein, has filed a preliminary consent statement and an accompanying WHITE consent card with the Securities and Exchange Commission to be used to solicit consents from stockholders of ProLung, Inc., a Delaware corporation (“ProLung”), for a number of proposals, the ultimate effect of which, if successful, would be to elect Mr. Eror’s eight (8) highly qualified director nominees.

On August 7, 2018, Mr. Eror issued the following press release:

PROLUNG SHAREHOLDER GROUP LED BY FOUNDER AND FORMER CEO STEVE EROR FILES PRELIMINARY CONSENT MATERIALS FOR THE ADDITION OF 8 NEW DIRECTORS TO THE BOARD

Cautions the Board Against any Further Board Appointments or Governance Changes During the Pendency of the Consent Solicitation

SALT LAKE CITY, Aug. 7, 2018 /PRNewswire/ -- Steven C. Eror, the Co-Founder and Former President, CEO and member of the Board of Directors (the "Board") of ProLung, Inc. ("ProLung" or, the "Company"), together with a group of stockholders (the "Group") collectively owning approximately 18.5% of the outstanding common stock of ProLung, issued the following statement today on behalf of the Group and in response to the Company's recently announced Board appointment and expansion.

"We are excited to announce that we have taken the preliminary steps required to offer shareholders an opportunity to elect 8 new members of the ProLung Board. We believe the current Board has been tone deaf to shareholder concerns, and our consent solicitation is seeking to add new directors who will aim to give shareholders a voice at ProLung. The current Board has acknowledged our consent solicitation by responding to our Record Date Request Notice and setting a record date of August 13, 2018. At the same time, we are very troubled by the Board's recent announcement, following the Group's filing, that it has appointed a new director in the face of our efforts to enhance and enlarge the Board. It is telling that the Board does not even intend to put up this new director for election at this year's Annual Meeting.

We would caution Vice Chairman Bob Raybould and directors Scott Nixon, Jared Bauer, Mike Garff and Mark V. Anderson against any further Board appointments or manipulation of ProLung's corporate governance machinery during the pendency of our consent solicitation. We are confident that shareholders will see through such defensive measures as an attempt to further entrench ProLung's Board and management team at the expense of shareholders."

About Steven C. Eror

Mr. Eror has 26 years of executive experience in medical device, drug development, drug delivery, molecular modeling, artificial intelligence, biopharmaceuticals, diagnostics, information technology and manufacturing in public, private and emerging companies. He is ProLung's founder, and became Chief Executive Officer, President and Director of ProLung, Inc. in February 2005.

Investor Contact

Steven C. Eror

PO Box 981194

Park City, Utah 84098

Legal Contact:

Andrew Freedman

Olshan Frome Wolosky LLP

afreedman@olshanlaw.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Steven C. Eror, together with the other participants named herein, has filed a preliminary consent statement and accompanying WHITE consent card with the Securities and Exchange Commission (“SEC”) of a consent statement and accompanying white consent card to solicit proxies and consents for the amendment of the Bylaws and the election of a slate of eight (8) director nominees to the Board.

WE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE PRELIMINARY CONSENT SOLICITATION STATEMENT AND ANY OTHER SOLICITATION MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Michael Christiansen, Ron Dunford, Steven Eror, Brian Loveridge, Todd Morgan, Don Patterson, Richard Serbin and Eric Sokol (collectively, the “Participants”).

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D, as may be amended from time to time (the “Schedule 13D”), filed by Mr. Eror with the Securities and Exchange Commission (the “SEC”). The Schedule 13D is available at no charge on the SEC’s website at http://www.sec.gov. As of the date hereof, the Participants collectively beneficially own an aggregate of 731,377 shares of common stock of the Company, $0.001 par value per share (the “Common Stock”), consisting of (i) 174,251 shares of Common Stock directly beneficially owned by Steven C. Eror, (ii) 8,900 shares of Common Stock directly beneficially owned by Brian Loveridge, (iii) 172,188 shares of Common Stock beneficially owned by Todd Morgan, including (a) 32,500 shares of Common Stock held by an irrevocable trust of which Mr. Morgan is the trustee, (b) 33,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (c) 3,750 shares of Common Stock held by a trust of which Mr. Morgan is the manager, (d) 50,000 shares of Common Stock held by a trust of which Mr. Morgan is the manager, and (e) 27,188 shares of Common Stock held directly, (iv) 58,735 shares of Common Stock directly beneficially owned by Don Patterson (v) 277,621 shares of Common Stock directly beneficially owned by Eric Sokol and (iv) 39,683 shares of Common Stock directly beneficially owned by Ron Dunford. As of the date hereof, none of Messrs. Christiansen or Serbin beneficially own any shares of Common Stock.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS. FORWARD LOOKING STATEMENTS CAN BE IDENTIFIED BY USE OF WORDS SUCH AS "OUTLOOK", "BELIEVE", "INTEND", "EXPECT", "POTENTIAL", "WILL", "MAY", "SHOULD", "ESTIMATE", "ANTICIPATE", AND DERIVATIVES OR NEGATIVES OF SUCH WORDS OR SIMILAR WORDS. FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED UPON PRESENT BELIEFS OR EXPECTATIONS. HOWEVER, FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR AS A RESULT OF VARIOUS RISKS, REASONS AND UNCERTAINTIES. EXCEPT AS REQUIRED BY LAW, MR. EROR AND THE PARTICIPANTS UNDERTAKE NO OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.